77Q1
Legg Mason Partners Income Trust
Legg Mason Partners Core Bond Fund

Sub-Item 77Q1 (Exhibits)
Registrant incorporates by reference Registrants
497 Supplement
dated September 19, 2007 filed on September 19,
2007.
(Accession No. 0001193125-07-203604)